SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: January 16, 2001


                            WORLDWIDE EQUIPMENT CORP.
                                 --------------
             (Exact name of registrant as specified in its charter)



Florida                        000-30799                59-3191053
----------------              -------------            ------------
(State or other               (Commission              (IRS Employer
jurisdiction of               File Number)             Identification No.)
incorporation)



           599 W. Hartsdale Avenue, Suite #201, White Plains, NY 10607
           ----------------------------------------------------------
                                    (ADDRESS)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (914) 428-8191




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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

          None.


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

          None.


ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

          None.


ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

          None.


ITEM 5.   OTHER EVENTS

          The Company has entered into a Plan and Agreement of Reorganization to acquire all of the issued and outstanding stock of U.S. Cancer Care, Inc., a Delaware corporation, in exchange for 6,741,942 shares of common stock of Worldwide Equipment Corp., representing 83.24% of the outstanding common shares;
(ii) all the series A preferred stock of U.S. Cancer Care, Inc. shall be exchanged for 1000 Series B voting preferred shares of Worldwide Equipment Corp. and (iii) all the Series B preferred stock of U.S. Cancer Care shall be exchanged for 1000 Series C voting preferred shares of Worldwide Equipment
Corp., and all the Series C preferred stock of U.S. Cancer Care shall be exchanged for 1000 Series D voting preferred shares of Worldwide Equipment Corp. Series E Preferred shares shall be used for a private placement of capital.

          U.S. Cancer Care, Inc., was founded in 1998 to manage and expand the operations of outpatient radiation therapy cancer treatment centers. U.S. Cancer Care provides management services to outpatient radiation therapy cancer treatment centers and their radiation and medical oncologists, featuring billing, collection and management information services using U.S. Cancer Care's proprietary ROSCOE(TM)and MOSCOE(TM)software systems, as well as administrative, accounting, non-physician personnel and purchasing. U.S. Cancer Care also provides management services to hospital owned radiation therapy outpatient facilities, as well as inpatient facilities. U.S. Cancer Care is a facility owner and manager, and maintains its relationship with radiation oncologists through medical service agreements as independent contractors and medical oncologists through management agreements for MOSCOE(TM) billing and collection.


ITEM 6.   RESIGNATION AND APPOINTMENT OF DIRECTORS

          None.


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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

          Financial Statements

                    None

          Exhibits

                    10.1 - Agreement and Plan of Reorganization



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 16, 2001                          Worldwide Equipment Corp.


                                                 By:/s/Mitchell Hymowitz
                                                 Mitchell Hymowitz, President






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